UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest reported event): April 1, 2009

                      NORANDA ALUMINUM HOLDING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


    Delaware                       333-148977                  20-8908550
 (State or Other            (Commission File Number)          (IRS Employer
  Jurisdiction                                            Identification Number)
of Incorporation)

         801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (615) 771-5700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


      The Compensation Committee of the Board of Directors (the "Compensation Committee") of Noranda Aluminum Holding Corporation (the "Company") approved the framework for a 2009 Annual Incentive Plan for Salaried Employees at its March 16, 2009 meeting, which plan was finalized effective as of April 1, 2009. The plan establishes the metrics and bonus targets for the Company's executive officers for 2009. For 2009 the bonus targets for Kip Smith and Mr. Lorentzen are 100% and 65% of base salary, respectively, and the bonus targets for Keith Gregston, Scott Croft, and Alan Brown are 50% of base salary. Actual annual incentive payments in respect of our 2009 fiscal year, if any, will be determined exclusively by the actual achievement of financial goals established by the Compensation Committee. For Messrs. Smith, Lorentzen and Brown, 90% of their 2009 incentive award, if any, will be based on the arithmetic average of the results of Norandal and New Madrid and 10% will be based on the cash cost of Alumina production at Gramercy. Messrs. Gregston's and Croft's financial metrics will be split equally between the Company's overall financial achievement (with this portion determined on a 90/10% weighting as described above with respect to Messrs. Smith, Lorentzen and Brown) and that of the subsidiary which the applicable executive leads, which are New Madrid and Norandal, respectively. On the same date, the compensation committee awarded Mr. Lorenzten a two hundred thousand dollar bonus based on his performance.

      In recognition of Kyle Lorentzen's increased role and responsibilities with the Company, in a meeting on March 16, 2009, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approved an increase in Mr. Lorentzen's annual base salary to $425,000 from $310,000, effective as of April 1, 2009.



Item 8.01 Other Events.

      On  April  6,  2009,  Noranda  Aluminum,  Inc.  ("NAI"),  a  wholly  owned subsidiary of the Company, amended its agreement with Merrill Lynch International pursuant to which the Company has the right to settle, on a present value basis, certain of NAI's 2010 to 2012 fixed price aluminum sale swaps in order to fund certain purchases of the Company's indebtedness to increase the cap thereunder to $400 million in cash paid to settle such hedges.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   NORANDA ALUMINUM
                                                   HOLDING CORPORATION



Date:  April 7, 2009                         By:   /s/ Alan Brown
                                                   -----------------------------
                                                   Alan Brown
                                                   Secretary and General Counsel